SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

CLEVELAND-CLIFFS INC
(Name Of Registrant As Specified In Its Charter)

Not Applicable
(Name Of Person(s) Filing Proxy Statement, If Other Than The Registrant)

Payment of filing fee (check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-II(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, schedule or Registration Statement No.:

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4.	Date Filed:

September 17, 2008
Fellow Cliffs Colleagues:
By now you may have received materials in the mail and possibly telephone calls concerning Harbinger Capital Partners’ request to increase its ownership to over 20%, but less than 33 1/3%, of Cliffs’ common shares and the special shareholders meeting to be held on October 3 in response to their request. As I have explained in earlier correspondence, Cliffs Board of Directors unanimously recommends that Cliffs shareholders vote AGAINST the authorization of the control share acquisition.
If you are a shareholder in the company, you will receive from Cliffs proxy materials requesting your support in voting down the control share acquisition. These proxy materials include a WHITE proxy card.
PLEASE VOTE THE WHITE PROXY CARD TODAY!
Your vote is extremely important. We urge you to vote AGAINST the control share acquisition proposal today by completing, signing, dating and returning the WHITE proxy card and accompanying certification provided to you by Cliffs. You must complete the following steps to have your vote counted.
1)	On the white proxy card, mark your vote “AGAINST” by checking the corresponding box.
2)	Sign and date your white proxy card.
3)	On the accompanying “Certification As To Eligibility to Vote”, if your shares are “NOT INTERESTED SHARES” then check the corresponding box (or your shares will not be fully counted).
4)	Return both materials to the address supplied.
Only the latest dated proxy card you vote will be counted. We urge you to simply disregard any proxy card sent to you by Harbinger or its affiliates.
Many of you may have already received multiple mailings from Harbinger, including multiple green proxy cards. We urge you NOT to sign any green proxy cards sent to you by Harbinger. If you have already done so, you have every legal right to change your vote by sending in the WHITE proxy card and accompanying certification.
Complete information on the Control Share Acquisition Proxy, including detailed information on how to vote AGAINST the control share acquisition proposal, can be found at www.cleveland-cliffs.com/proxyfacts/pages/voteyourshares. In the meantime, if you have any questions, please contact Innisfree M&A Incorporated toll-free at (877) 456-3507

Sincerely,
Joseph A. Carrabba
President, Chairman and CEO
Cleveland-Cliffs Inc

Cleveland-Cliffs Inc
1100 Superior Avenue East
Suite 1500
Cleveland, Ohio 44114-2544
216.694.5700 PH
216.694.4880 Fax